ASSOCIATE SURVEILLANCE
                         WRITTEN SUPERVISORY PROCEDURES
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ASSOCIATE PERSONAL SECURITIES TRANSACTIONS

DESIGNATED PRINCIPAL

The Manager of Associate Surveillance, or a designee, is responsible for the supervision of Associate Personal Securities Transactions.

ASSOCIATE BROKERAGE ACCOUNT POLICY

It is the Firm's policy that all E*TRADE associates maintain their securities accounts at E*TRADE Securities. If E*TRADE associates, and/or their immediate family members, maintain securities and/or investment advisory accounts outside of E*TRADE, these accounts must be promptly transferred to E*TRADE. The Firm's policy applies to all securities accounts for:

o        Associates
o        Spouses
o        Family members living in the same household as the associate
o Any other accounts over which the associate exercises investment discretion or control or otherwise provides support

If an associate wishes to be exempt from this policy, the associate must notify the Designated Principal, or a designee, in writing and must receive written approval from the Principal, or a designee. If an associate is granted an exemption, the following information must be provided to Associate Surveillance:

o        Name of account
o        Account number
o        Firm with which the account is held
o        Type of account

ASSOCIATE SECURITIES ACCOUNT DISCLOSURE

FREQUENCY

The Associate Securities Account Disclosure is conducted at the time of hire for new associates and on an annual basis for all associates.


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PROCEDURE

The Designated Principal, or a designee, will electronically notify and ensure all associates annually complete the Securities Account Disclosure Form. Additionally, the Designated Principal, or a designee, will ensure that all new associates complete the Securities Account Disclosure Form at the time of hire. While the formal notification will occur annually, it is the responsibility of the E*TRADE associate to keep the information current and to notify the Designated Principal, or a designee, as changes occur.

DOCUMENTATION

The Designated Principal, or a designee, will document and maintain a record after each associate has completed the Securities Account Disclosure Form.

ASSOCIATE OUTSIDE ACCOUNT REVIEW

FREQUENCY

The Associate Outside Account Review is conducted on a daily basis as trade confirmations and monthly account statements are received from outside broker-dealers and investment advisors.

PROCEDURE

If an associate is permitted to maintain an account with another firm, the Designated Principal, or a designee, will contact the outside broker-dealer or investment advisor to request that daily trade confirmations and monthly account statements for the account(s) be sent to E*TRADE. The Designated Principal, or a designee, will review the daily trade confirmations and monthly account statements.

EVIDENCE OF REVIEW

The Designated Principal, or a designee, will initial the duplicate statements and will file them in the associate personnel files. Any suspicious trades noted will be referred to the CCO, or a designee. Subsequently, the CCO, or a designee, will discuss the matter directly with the associate. A memo regarding the discussion with the associate detailing any action taken, if necessary, will be maintained in the associate's personnel file.

ASSOCIATE E*TRADE ACCOUNT REVIEW

FREQUENCY

The Associate E*TRADE Account Review is conducted on a daily basis.


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PROCEDURE

If an associate maintains an account with E*TRADE, the Designated Principal, or a designee, will review the daily associate trade report which details all transactions in associate E*TRADE accounts.

EVIDENCE OF REVIEW

The Designated Principal, or a designee, will review and electronically approve the daily associate trade report. Any suspicious trades noted will be referred to the CCO, or a designee. Subsequently, the CCO, or a designee, will discuss the matter directly with the associate. A memo regarding the discussion with the associate detailing any action taken, if necessary, will be maintained in the associate's personnel file.

RESTRICTED LIST REVIEW

FREQUENCY

The Restricted List Review is conducted on a daily basis.

PROCEDURE

Associates may not conduct transactions in securities contained on the Firm's Restricted List. Associate Surveillance will maintain the Restricted List which is public and available to all associates on the Firm's internal website. The daily associate trading report details all associate trading activity in Restricted List securities. The Designated Principal, or a designee, will review all such transactions contained on the report. Additionally, the Designated Principal, or a designee, will review all statements from outside accounts to further monitor associate trading in Restricted List securities. The Designated Principal, or a designee, will contact any associate who executes a transaction in a Restricted List security. If circumstances warrant, the associate's supervisor or manager and/or the CCO or Chief Legal Affairs Officer, or their designees, may also be informed.

EVIDENCE OF REVIEW

The Designated Principal, or a designee, internally documents each stock added or deleted from the Restricted List. Additionally, the Designated Principal, or a designee, will electronically approve the daily associate trading report and initial the duplicate statements for associate outside accounts.

WATCH LIST REVIEW

FREQUENCY

The Watch List Review is conducted on a daily basis.


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PROCEDURE

Associate Surveillance will maintain the Watch List that will remain confidential as opposed to the Restricted List which is public and available to all associates. The daily associate trading report details all associate trading activity in Watch List securities. The Designated Principal, or a designee, will review all such transactions contained on the report. Additionally, the Designated Principal, or a designee, will review all statements from outside accounts to further monitor associate trading in Watch List securities. The CCO or Chief Legal Affairs Officer, or their designees, may add or remove stocks from the Watch List. Associate transactions in Watch List securities will be reported to the CCO and/or Chief Legal Affairs Officer, or their designees.

EVIDENCE OF REVIEW

The Designated Principal, or a designee, internally documents each stock added or deleted from the Watch List. Additionally, the Designated Principal, or a designee, will electronically approve the daily associate trading report and initial the duplicate statements for associate outside accounts.

TRADING IN E*TRADE GROUP ("ET") REVIEW

FREQUENCY

See Associate Personal Securities Transactions procedures above.

POLICY

Associate trading of ET shares is only allowed when the Trading Window is open. Systematic enhancements prevent an associate from placing a trade for ET shares through an associate E*TRADE account when the Trading Window is closed. If the Trading Window is open, an associate may place a hard copy order by completing an Employee Ticket and a Purchase or Sale of E*TRADE Group Stock Disclosure Statement. Additionally, an associate may enter an order online through Optionslink. For hard copy orders, the documentation is submitted to the Designated Principal, or a designee, for review and approval. After the order is reviewed and approved, it is then entered into the market place for execution.

PROCEDURE

See Associate Personal Securities Transactions procedures above.

EVIDENCE OF REVIEW

See Associate Personal Securities Transactions procedures above.


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ASSOCIATE PRIVATE SECURITIES TRANSACTIONS

DESIGNATED PRINCIPAL

The Manager of Associate Surveillance, or his designee, is responsible for the supervision of Associate Private Securities Transactions.

ASSOCIATE PRIVATE SECURITIES TRANSACTIONS POLICY

NASD Rule 3040 defines a "private securities transaction" as:

"any securities transaction outside the regular course or scope of an associated person's employment with a member, including, though not limited to, new offerings of securities which are not registered with the Commission, provided however that transactions subject to the notification requirements of Rule 3050, transactions among immediate family members (as defined in IM-2110-1, "Free-Riding and Withholding"), for which no associated person receives any selling compensation, and personal transactions in investment company and variable annuity securities, shall be excluded."

Private securities transactions do not include transactions in brokerage accounts held outside of E*TRADE Securities or passive investments in other entities although such activities are required to be reported to the Firm in accordance with the Outside Business Activities Disclosure requirements. Regardless of whether the associate is compensated for his or her efforts, private securities transactions include any activities in which an associate is involved in the sale or marketing of securities including stock, partnership interests and annuities.

Prior to participating in any private securities transaction, an E*TRADE associate must complete the online Private Securities Transaction Disclosure form. No associate may participate, directly or indirectly, in any private securities transaction until he or she has received written approval from the Designated Principal, or a designee. The Designated Principal, or a designee, maintains a record of this in the associate's file.

The following information must be provided on the Private Securities Disclosure form:

o        Name of Company
o        Brief description of business
o Brief description of the company involved in the private securities transaction
o        Description of the nature of the private securities transaction
o        Approximate dollar amount of the investment
o        Position held with the company involved in the private securities

E*TRADE associates may never engage in any private securities transaction in which they will receive compensation (such as commissions, finder's fees, securities, or rights to acquire securities), either directly or indirectly, in connection with or as a result of the purchase or sale of a security. E*TRADE reiterates and reinforces this policy during the


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Annual Compliance meeting which all registered representatives are required to attend. Failure to follow this policy is grounds for disciplinary action up to and including termination of employment.

ASSOCIATE PRIVATE SECURITIES TRANSACTIONS DISCLOSURE

FREQUENCY

The Associate Private Securities Transactions Disclosure is conducted at the time of hire for new associates and on an annual basis for all associates.

PROCEDURE

The Designated Principal, or a designee, will electronically notify and ensure all associates annually complete the Private Securities Transactions Disclosure form. Additionally, the Designated Principal, or a designee, will ensure that all new associates complete the Private Securities Transactions Disclosure form at the time of hire. While the formal notifications will occur at the time of hire and annually, it is the responsibility of the E*TRADE associate to keep the information current and to notify the Designated Principal, or a designee, as changes occur.

DOCUMENTATION

All Private Securities Transaction Disclosure forms are recorded and stored online. The Designated Principal, or a designee, will document and maintain a record after each associate has completed the Private Securities Transaction form.

ASSOCIATE OUTSIDE BUSINESS ACTIVITIES

DESIGNATED PRINCIPAL

The Manager of Associate Surveillance, or his designee, is responsible for the supervision of Associate Outside Business Activities.

ASSOCIATE OUTSIDE BUSINESS ACTIVITIES POLICY

Prior to participating in any outside business activity, an E*TRADE associate must complete the online Outside Business Activity form. No associate may participate, directly or indirectly, in any outside business activity until he or she has received written approval from the Designated Principal, or a designee. The Designated Principal, or a designee, will maintain a record of this in the associate's file.

ASSOCIATE OUTSIDE BUSINESS ACTIVITIES DISCLOSURE

FREQUENCY


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The Associate Outside Business Activities Disclosure is conducted at the time of hire for new associates and on an annual basis for all associates.

PROCEDURE

The Designated Principal, or a designee, will electronically notify and ensure all associates annually complete the Outside Business Activities Disclosure form. Additionally, the Designated Principal, or a designee, will ensure that all new associates complete the Outside Business Activities Disclosure form at the time of hire. While the formal notifications will occur at the time of hire and annually, it is the responsibility of the E*TRADE associate to keep the information current and to notify the Designated Principal, or a designee, as changes occur.

DOCUMENTATION

All Outside Business Activities Disclosure forms are recorded and stored online. The Designated Principal, or a designee, will document and maintain a record after each associate has completed the Outside Business Activities Disclosure form.

ASSOCIATE REQUIRED DISCLOSURE

DESIGNATED PRINCIPAL

The Manager of Associate Surveillance, or his designee, is responsible for the supervision of Associate Required Disclosure.

FREQUENCY

Associate Required Disclosure is conducted at the time of hire for new associates and on an annual basis for all associates.

PROCEDURE

The Designated Principal, or a designee, will electronically notify and ensure all associates annually complete the Associate Required Disclosure forms. Additionally, the Designated Principal, or a designee, will ensure that all new associates complete the Associate Required Disclosure forms at the time of hire. The Associate Required Disclosure forms consist of:

o Securities Account Disclosure Form (see procedures above)
o Private Securities Transactions (see procedures above)
o Outside Business Activities/Interests (see procedures above)
o Certification by Registered Employees
o Certification by Non-Registered Employees
o Registered Principal Agreement, if applicable


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While the formal notification will occur annually, it is the responsibility of the E*TRADE associate to keep the information current

and to notify the Designated Principal, or a designee, as changes occur. Documentation

The Designated Principal, or a designee, will document and maintain a record after each associate has completed the Associate Required Disclosure forms.

POLICIES REGARDING GIFTS/GRATUITIES

RECEIPT OF GIFTS/GRATUITIES

Any gift or gratuity received under $100 by an associate as a result of their employment at E*TRADE must be promptly reported to the Compliance Department. Associates may not receive, directly or indirectly, gifts/gratuities having a cumulative value in excess of $100 from a registered or non-registered party in any calendar year. Employees are not permitted to accept cash gifts. This policy, of course, applies to gifts that associates receive in an employee capacity and not to personal gifts received from family and friends.

GIVING OF GIFTS/GRATUITIES

All E*TRADE associates are prohibited from giving, directly or indirectly, business-related gifts or gratuities to any party without the prior written consent of the Compliance Department.


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